As filed with the Securities and Exchange Commission on April 5, 2007

Registration No.    333-20833

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1352233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1515 Arapahoe Street, Tower 2
Suite 700, Denver, Colorado	80202-2102
(Address of Principal Executive Offices)	(Zip Code)

MarkWest Hydrocarbon, Inc. 1996 Stock Incentive Plan

(Full title of the plan)

C. Corwin Bromely

General Counsel

MarkWest Hydrocarbon, Inc.

1515 Arapahoe Street, Tower 2

Suite 700

Denver, Colorado 80202

(303) 925-9200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

George Hagerty, Esq.

Hogan & Hartson L.L.P.

1200 Seventeenth Street, Suite 1500

Denver, Colorado 80202

(303) 899-7300

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-20833) (the “Registration Statement”) of MarkWest Hydrocarbon, Inc.  (the “Registrant”) pertaining to 650,000 shares of the Company’s common stock, par value $0.01 per share, which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on January 31, 1997.  The Registration Statement registered 650,000 shares of common stock for sale pursuant to the Registrant’s 1996 Stock Incentive Plan.

The Plan has expired and no further securities will be issued pursuant to the Plan.   In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 5th day of April, 2007.

MARKWEST HYDROCARBON, INC.

By:	/s/ Frank M. Semple
Frank M. Semple
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frank M. Semple and Nancy K. Buese, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed on by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ FRANK M. SEMPLE	PRESIDENT, CHIEF EXECUTIVE OFFICER AND	APRIL 5, 2007
FRANK M. SEMPLE	DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)

/S/ NANCY K. BUESE	SENIOR VICE PRESIDENT, CHIEF FINANCIAL	APRIL 5, 2007
NANCY K. BUESE	OFFICER (PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

	CHAIRMAN OF THE BOARD OF DIRECTORS	APRIL 5, 2007
JOHN M. FOX

/S/ MICHAEL L. BEATTY	DIRECTOR	APRIL 5, 2007
MICHAEL L. BEATTY

/S/ DONALD C. HEPPERMANN	DIRECTOR	APRIL 5, 2007
DONALD C. HEPPERMANN

/S/ WILLIAM A. KELLSTROM	DIRECTOR	APRIL 5, 2007
WILLIAM A. KELLSTROM

/S/ ANNE E. MOUNSEY	DIRECTOR	APRIL 5, 2007
ANNE E. MOUNSEY

/S/ KAREN L. ROGERS	DIRECTOR	APRIL 5, 2007
KAREN L. ROGERS

	DIRECTOR	APRIL 5, 2007
WILLIAM F. WALLACE

	DIRECTOR	APRIL 4, 2007
DONALD D. WOLF